Exhibit 4.1

Execution Version

MARATHON PETROLEUM CORPORATION,

Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

INDENTURE

Dated as of February 1, 2011

Senior Debt Securities

Reconciliation and Tie between Sections 3.10 through 3.18(a),

Inclusive, of the Trust Indenture Act of 1939

and Sections of this Indenture:

Section of Trust Indenture Act of 1939		Sections of Indenture
§3.10	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08, 6.10
§3.11	(a)	6.13
	(b)	6.13
	(c)	Not Applicable
§3.12	(a)	7.01, 7.02
	(b)	7.02
	(c)	7.02
§3.13	(a)	7.03
	(b)	7.03
	(c)	7.03
	(d)	7.03
§3.14	(a)	7.04
	(a)(4)	1.01, 10.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
§3.15	(a)	6.01, 6.03
	(b)	6.02
	(c)	6.01
	(d)(1)	6.01
	(d)(2)	6.01, 6.03
	(d)(3)	6.01, 6.03
	(e)	5.14
§3.16	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(a) (last sentence)	1.01
	(b)	5.08
	(c)	1.04
§3.17	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§3.18	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

iii

INDENTURE, dated as of February 1, 2011, between MARATHON PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 539 South Main Street, Findlay, Ohio 45840-3229, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise expressly provided herein, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the board of directors or comparable governing body of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission.

“Company” means Marathon Petroleum Corporation until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean that successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of its Chairman of the Board, any Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer, any Assistant Treasurer, its Comptroller, any Assistant Comptroller, its Secretary or any Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the aggregate value of all assets of the Company and its Subsidiaries after deducting therefrom (i) all current liabilities (excluding all long-term debt due within one year), (ii) all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis, and (iii) all goodwill, patents and trademarks, unamortized debt discounts and other similar intangibles (all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with the Company’s most recent audited consolidated financial statements).

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which at the date of original execution of this Indenture is located at The Bank of New York Mellon Trust Company, N.A., 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration, except that, with respect to presentation of securities for payment or registration of transfers or exchanges, such term means the office or agency of the Trustee located at The Bank of New York Mellon, 101 Barclay, 7 East, New York, New York 10286, Attention: Corporate Trust.

“corporation” includes associations, corporations, companies, limited liability companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

“Dollar” means the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Establishment Action” shall mean

(i)	a Board Resolution establishing one or more series of Securities and authorizing the issuance of any Security or

(ii)	a resolution or action by an officer or employee of the Company, establishing one or more series of Securities and/or authorizing the issuance of any Security, in each case, pursuant to a Board Resolution.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Foreign Currency” means a currency of the government, or governments, of any country, or countries, other than the United States of America.

“Foreign Government Obligations” means, with respect to the Securities of any series that are denominated in a Foreign Currency, securities that are

(i)	direct obligations of the government, or governments, that issued or caused to be issued such currency for the payment of which obligations its, or their, full faith and credit is pledged or

(ii)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, or governments, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Government Obligations” means U.S. Government Obligations and Foreign Government Obligations.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 3.01.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” means, as the context may require, (i) to mortgage, pledge, encumber or subject to a lien or (ii) a mortgage, pledge, encumbrance or lien.

“Notice of Default” means a written notice of the kind specified in Section 5.01(4).

“Officers’ Certificate” means a certificate signed by any two of the Chairman of the Board, any Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel to, the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Securities as to which Defeasance has been effected pursuant to Section 13.02; and

(iv)	Securities which have been paid pursuant to Section 3.06 or issued in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date:

(A)	the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 5.02;

(B)	if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01;

(C)	the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause); and

(D)	Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded.

Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the Company or any Person authorized by the Company to pay the principal of and/or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, association, corporation, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and/or any premium or interest on the Securities of that series are payable as specified as contemplated by Section 3.01(6).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer,” when used with respect to the Trustee, means an officer in the corporate trust department of the Trustee having direct responsibility for administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the states and the District of Columbia) and its possessions at the relevant date. As of the date of this Indenture, the possessions of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“U.S. Government Obligation” has the meaning specified in Section 13.04.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Power” means the total voting power represented by all outstanding shares of all classes of Voting Stock.

“Voting Stock” means a Person’s stock of any class or classes (however designated), including membership interests, membership shares or other similar equity interests, having ordinary Voting Power for the election of the directors or members of a similar governing body of such Person, other than stock having such power only by reason of the happening of a contingency.

SECTION 1.02 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. With respect to any amendment or supplement hereof or waiver hereunder, any such Holder or subsequent Holder may revoke the consent, waiver or other Act delivered with respect thereto as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities. If not set by the Company prior to the first solicitation of a Holder of Securities made by any Person other than the Company in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders of Securities on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

SECTION 1.05 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)	the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or

(2)	the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to: the address last furnished in writing to the Trustee by the Company, or, if no such address has been furnished, Treasurer, Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840-3229.

SECTION 1.06 Notice to Holders; Waiver of Notice.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07 Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09 Successors.

All covenants and agreements in this Indenture by the Company shall bind its successors, whether so expressed or not.

SECTION 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture; No Recourse Against Others.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture. A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of those obligations or their creation. Each Holder by accepting a Security waives and releases all that liability. The waiver and release shall be part of the consideration for the issue of Securities.

SECTION 1.12 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any principles of conflicts of laws thereunder to the extent the application of the laws of another jurisdiction would be required thereby.

SECTION 1.13 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest with respect to such payment shall accrue for the intervening period.

SECTION 1.14 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of third-party utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, AND EACH HOLDER BY ACCEPTANCE OF ITS SECURITIES SHALL BE DEEMED TO HAVE WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

ARTICLE II

SECURITY FORMS

SECTION 2.01 Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by an Establishment Action or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company or by an Officers’ Certificate and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02 Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

[Insert Global Security legend, if applicable]

MARATHON PETROLEUM CORPORATION

[Insert title of the Series]

No.	$

MARATHON PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars [if the Security is a Global Security, insert — , or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities attached hereto,] on                      [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                      and                      in each year, commencing                     , at the rate of         % per annum, until the principal hereof is paid or made available for payment [if applicable, insert — , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , in such [coin or currency of the United States of America] [Foreign Currency, consistent with the provisions below,] as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that (1) payments on any Global Security shall be made by electronic (same-day) funds transfer to the Depositary and (2) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written instructions].

[If the security is payable in a foreign currency, insert the appropriate provision.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                     .

MARATHON PETROLEUM CORPORATION

By

Attest:

SECTION 2.03 Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 2011 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to $        ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert — (1) on                      in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after                     , 20        ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     ,         %, and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on                      in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                      of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates or Special Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The sinking fund for this series provides for the redemption on                      in each year beginning with the year              and ending with the year              of [if applicable, insert — not less than $         (“mandatory sinking fund”) and not more than] $         aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — , in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

[If applicable, insert a paragraph regarding the indexing of the Security.]

The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company; (2) to add to the covenants of the Company; (3) to add additional events of default for the benefit of Holders of all or any series of Securities; (4) to add to or change provisions of the Indenture to allow for the issuance of Securities in other forms; (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities thereunder, under certain conditions specified therein; (6) to secure the Securities pursuant to the requirements of Section 10.05 of the Indenture or otherwise; (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture; (8) to evidence the appointment of a successor Trustee; and (9) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders in any material respect.

The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $         and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but, subject to any applicable provisions of the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.04 Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

SECTION 2.05 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By
Authorized Signatory

ARTICLE III

THE SECURITIES

SECTION 3.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. The terms of each series of Securities shall, prior to the issuance of Securities of such series, be either:

(i)	established in an Establishment Action; or

(ii)	established in one or more indentures supplemental hereto.

Such Establishment Action or supplemental indenture shall provide:

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series) and a statement that the Securities will be offered pursuant to this Indenture;

(2)	any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3)	the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)	the date or dates on which the principal of any Securities of the series is payable;

(5)	the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)	the place or places where the principal of and/or any premium or interest on any Securities of the series shall be payable;

(7)	the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8)	the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10)	if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(11)	if other than Dollars, the currency, currencies or currency units, or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company or any other Person, in which the principal of or any premium or interest on any Securities of the series shall be payable and, if in a currency, currencies or currency unit other than Dollars, the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

(12)	if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)	if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(14)	if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)	if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections (or, if defeasible by another method, such other method) and, if other than by an action pursuant to a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16)	if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17)	any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(18)	any addition to or change in the covenants set forth in Article X which applies to Securities of the series;

(19)	any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article III;

(20)	if the Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange; and

(21)	any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture, except as permitted by Section 9.01(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in the Establishment Action referred to above or in any indenture supplemental hereto. The Company shall provide to the Trustee a copy of any such Establishment Action.

SECTION 3.02 Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by its Treasurer or an Assistant Treasurer or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by one or more Establishment Actions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1)	if the form of such Securities has been established by an Establishment Action as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(2)	if the terms of such Securities have been established by an Establishment Action as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(3)	that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Establishment Action otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 3.05 Registration, Registration of Transfer and Exchange; Global Securities.

The Company shall cause to be kept in an office or agency of the Company in a Place of Payment a register (the register maintained in any such office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee, or any other party serving in such capacity with the Trustee’s consent, is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of the following clauses shall apply only to Global Securities:

(1)	Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)	Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless:

(A)	such Depositary

(i)	has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or

(ii)	has ceased to be a clearing agency registered under the Exchange Act,

and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice or event;

(B)	there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Security Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Securities within 30 days of such request);

(C)	the Company determines not to have the Securities represented by a Global Security; or

(D)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(3)	Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)	Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5)	Any Global Security shall represent such of the outstanding Securities of the applicable series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order to be delivered to the Trustee pursuant to Section 3.03 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Company Order. With respect to the Securities of any series that are represented by a Global Security, the Company authorizes the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

(6)	Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee or the Security Custodian and any agent of the Company, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series and (ii) nothing herein shall prevent the Company, the Trustee or the Security Custodian, or any agent of the Company, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

(7)	Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Company nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

(8)	Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 2.01, payment of principal of and any premium and interest on any Global Security shall be made to the Depositary.

(9)	The Company in issuing Securities of any series may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders of Securities of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07 Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)	The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Until directed otherwise by a Company Order, all cancelled Securities held by the Trustee shall be conspicuously marked as such and thereafter treated in accordance with the Trustee’s document retention policies; provided, however, if any cancelled Security is destroyed by the Trustee, the Trustee shall deliver to the Company a certificate with respect to such destruction.

SECTION 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any (or all) series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when:

(1)	either

(A)	all such Securities theretofore authenticated and delivered (other than

(i)	Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and

(ii)	Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03)have been delivered to the Trustee for cancellation; or

(B)	all such Securities not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (x) money in an amount (in such currency, currencies or currency unit or units in which the Securities of such series are payable), or (y) in the case of Securities denominated in Dollars, U.S. Government Obligations, or, in the case of Securities denominated in a Foreign Currency, Foreign Government Obligations, with respect to such Securities, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of such Securities is to be made in an amount or (z) a combination thereof, which will be sufficient, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; or

(C)	the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 3.01, to be applicable to such Securities;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money or Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02, Article VI and the last paragraph of Section 10.03 shall survive.

SECTION 4.02 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

REMEDIES

SECTION 5.01 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)	default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)	the entry by a court having jurisdiction in the premises of a decree or order under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law:

(A)	for relief in respect of the Company in an involuntary case or proceeding;

(B)	adjudging the Company as bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company;

(C)	appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property; or

(D)	ordering the winding up or liquidation of its affairs;

and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

or

(6)	(A)	the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankrupt or insolvent;

(B)	the consent by the Company to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the consent by it to the commencement of any bankruptcy or insolvency case or proceeding against it;

(C)	the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company to the filing of such petition;

(D)	the consent by the Company to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law; or

(E)	the making by the Company of an assignment for the benefit of creditors under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law;

or

(7)	any other Event of Default provided with respect to Securities of that series.

When a Default or Event of Default is cured, it ceases.

Notwithstanding the foregoing provisions of this Section 5.01, if the principal of or any premium or interest on any Security is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a “Conversion Event”), the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”), on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 5.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

Promptly after the occurrence of a Conversion Event, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 1.06 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company shall give notice in the manner provided in Section 1.06 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(5) or 5.01(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 5.01(5) or 5.01(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)	all overdue interest on all Securities of that series,

(B)	the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)	to the extent that payment of such interest is lawful, any interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)	all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)	default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)	default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates (or yield to maturity in the case of Original Issue Discount Securities) prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of the Trustee’s negligence or bad faith.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 except as a result of its negligence or bad faith.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (except no such provision shall be made respecting compensation, expenses, disbursements and advances made as a result of Trustee’s negligence), be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07.

SECOND: In case the principal of the outstanding Securities of any series in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Securities of such series, in the order of maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate or the yield to maturity (in the case of Original Issue Discount Securities) specified on the Securities of such series, such payments to be made ratably to the persons entitled thereto, without discrimination or preference.

THIRD: In case the principal of the outstanding Securities of any series in respect of which such moneys have been collected shall have become due, by declaration, or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal, premium (if any) and interest, with interest upon the overdue principal, premium (if any) and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate or the yield to maturity (in the case of Original Issue Discount Securities) specified on the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal, premium (if any) and interest, without preference or priority of principal and premium (if any), or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest.

SECTION 5.07 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)	the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1)	such direction shall not be in conflict with any applicable rule of law or with this Indenture;

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)	Subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability.

SECTION 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1)	in the payment of the principal of or any premium or interest on any Security of such series; or

(2)	in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

SECTION 5.15 Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of,

any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

SECTION 6.01 Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee need perform only those duties as are specifically set forth in this Indenture and the Trust Indenture Act, and no covenants or obligations shall be implied in or read into this Indenture against the Trustee. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02 Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event or events, as the case may be, specified in Section 5.01, not including periods of grace, if any, provided for therein.

SECTION 6.03 Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1)	the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, action, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors or Establishment Action shall be sufficiently evidenced by a Board Resolution or Establishment Action, as the case may be;

(3)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(4)	the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, action, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)	the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)	the Trustee is not required to take notice or deemed to have notice of any default or Event of Default hereunder, except any Event of Default under Section 5.01(1), (2) or (3), unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such default or Event of Default from the Company or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the applicable series, and, in the absence of any such notice, the Trustee may conclusively assume that no such default or Event of Default exists; and

(10)	The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

SECTION 6.04 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06 Money Held in Trust.

Money held by the Trustee, or any Paying Agent, in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07 Compensation, Reimbursement and Indemnification.

The Company agrees:

(1)	to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)	except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)	to indemnify the Trustee (including its officers, directors, agents and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and the costs and expenses of enforcing this right to indemnification.

In the event any action, suit or proceeding is brought against any Trustee in connection with any claim for which it is entitled to indemnity hereunder, it shall promptly notify the Company in writing, enclosing a copy of all papers served. Failure or delay by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company shall not have been prejudiced as a result of such failure or delay. All counsel employed to defend any such claim shall be retained directly by the Company and may serve as counsel to the Company and/or one or more Trustees. Absent a conflict of interest, the Company shall not be required to pay the fees and expenses of more than one law firm in connection with its obligations hereunder. A Trustee entitled to indemnification may, in addition to counsel engaged by the Company, engage counsel to represent such Trustee at its sole expense. Notwithstanding any other provision of this Indenture, the Company shall not be liable to pay any settlement agreed to without its written consent.

In the event the Trustee incurs expenses or renders services in any proceedings which result from the occurrence or continuance of an Event of Default under Section 5.01(5) or 5.01(6) hereof, or from the occurrence of any event which, solely by virtue of the passage of time, would become such an Event of Default, the expenses so incurred (including the reasonable charges and expenses of its counsel) and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 6.08 Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 6.09 Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or is a subsidiary of a bank or bank holding company that has, a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effects hereinafter specified in this Article.

SECTION 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If, at any time,

(1)	the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)	the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,

(A)	the Company by a Board Resolution may remove the Trustee with respect to all Securities, or

(B)	subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11 Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which

(i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having, or being a subsidiary of a bank or bank holding company having, a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

In case at the time such successor to any Authenticating Agent with respect to any series shall succeed to such Authenticating Agent, any of the Securities of such series shall have been authenticated but not delivered, any such successor to such Authenticating Agent may adopt the certificate of authentication of any predecessor Authenticating Agent and deliver such Securities so authenticated; and in case at that time any of the Securities of such series shall not have been authenticated, any successor to any Authenticating Agent may authenticate such Securities either in the name of any predecessor hereunder or in the name of successor Authenticating Agent; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the predecessor Authenticating

Agent shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Authenticating Agent or to authenticate Securities in the name of any predecessor Authenticating Agent shall apply only to its successor or successors by merger, conversion or consolidation.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which must be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth; it will keep and maintain and furnish to the Trustee from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section 6.14 and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of acts or failures to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By	[Name of Authenticating Agent]
As Authenticating Agent

By
Authorized Signatory

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders.

The	Company will furnish or cause to be furnished to the Trustee:

(1)	semi-annually, not later than June 30 and December 31 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of a date no more than 15 days prior to the date such list is furnished; and

(2)	at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02 Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee, or its designee, in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03 Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than sixty days after each May 15 following the date of first issuance.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. (The Company will notify the Trustee when any Securities are listed on any stock exchange pursuant to Section 7.04.)

SECTION 7.04 Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so filed with the Commission.

The Company shall notify the Trustee when any Securities are listed on any stock exchange.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01 Company May Consolidate, Etc., Only on Certain Terms.

The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other Person, provided that:

(1)	(A)	the Company shall be the continuing Person or:

	(B)	(i)	the successor Person (if other than the Company) shall be a Person organized and existing under the laws of the United States of America or a state thereof; and

		(ii)	such Person shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company;

and

(2)	the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and no event which with the lapse of time, the giving of notice or both would constitute an Event of Default shall have occurred and be continuing.

For purposes of this Section 8.01, “substantially all of its assets” shall mean, at any date, a portion of the non-current assets reflected in the Company’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least sixty-six and two-thirds percent (66 2/3%) of the total reported value of such assets.

SECTION 8.02 Successor Substituted.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person of the obligations under this Indenture and the Securities in accordance with Section 8.01, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall thereupon be relieved of any further obligations or liabilities hereunder and upon the Securities and the Company as the predecessor Person may thereupon or at any time thereafter be dissolved, wound-up or liquidated. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the predecessor Person, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

(1)	to evidence the succession of another Person to the Company in accordance with Article VIII and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)	to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)	to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5)	to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such addition, change or elimination;

(6)	to secure the Securities pursuant to the requirements of Section 10.05 or to otherwise provide any security for, or add any guarantees of or additional obligors on, the Securities of any series; or

(7)	to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(8)	to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities in accordance with Article IV or Article XIII; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

(9)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(10)	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

Upon the request of the Company, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.03, the Trustee shall, subject to Section 9.03, join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02 Supplemental Indentures With Consent of Holders.

With the consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect any right of the Holder of any Security to require the Company to repurchase such Security;

(2)	reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3)	modify any of the provisions of this Section, Section 5.13 or Section 10.07, except to increase any percentage set forth in such Sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.07, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(9).

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the Act of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.03, the Trustee shall, subject to Section 9.03, join with the Company in the execution of such amendment or supplemental indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall enter into any such supplemental indenture that does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. If it does, the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 9.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05 Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to any applicable requirements of the Trust Indenture Act.

SECTION 9.06 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

SECTION 10.01 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of (including any amount in respect of original issue discount) and any premium and interest on each of the Securities of such series at the Place of Payment, at the respective times and in the manner provided in the Securities and this Indenture. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, principal, premium and interest shall be considered paid on the date due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money in immediately available funds deposited by the Company designated for and sufficient to pay all principal, premium and interest then due. The principal of, premium, and interest on the Securities shall be payable only in accordance with the terms of the relevant Security.

SECTION 10.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, and in each other Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, or an affiliate of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, and in each other Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03 Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent, other than the Trustee or the Company, for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series. Each of the Company and the Trustee, having agreed to the foregoing on its behalf as a Paying Agent by its execution and delivery of this instrument, has hereby satisfied the provisions of this paragraph with respect to itself as a Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company free of the trust formerly impressed upon it.

SECTION 10.04 Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, which need not constitute an Officers’ Certificate, complying with Trust Indenture Act § 314(a)(4) and stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 10.05 Mortgage of Certain Property.

If the Company or any Subsidiary of the Company shall Mortgage as security for any indebtedness for money borrowed any property capable of refining crude oil which (i) is located in the United States and (ii) is determined to be a principal property by the Board of Directors in its discretion, the Company will secure or will cause such Subsidiary to secure each series of the Securities equally and ratably with all indebtedness or obligations secured by the Mortgage then being given and with any other indebtedness of the Company or such Subsidiary then entitled thereto; provided, however, that this covenant shall not apply in the case of:

(1)	any Mortgage existing on the date of this Indenture (whether or not such Mortgage includes an after-acquired property provision);

(2)	any Mortgage, including a purchase money Mortgage, incurred in connection with the acquisition of any property (for purposes hereof, the creation of any Mortgage within one hundred eighty (180) days after the acquisition or completion of construction of such property shall be deemed to be incurred in connection with the acquisition of such property), the assumption of any Mortgage previously existing on such acquired property or any Mortgage existing on the property of any corporation when such corporation becomes a Subsidiary of the Company;

(3)	any Mortgage on such property in favor of the United States of America, any State, or any agency, department, political subdivision or other instrumentality of either, to secure partial, progress, advance or other payments to the Company or any Subsidiary of the Company pursuant to the provisions of any contract or any statute;

(4)	any Mortgage on such property in favor of the United States of America, any State, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings by the Company or any Subsidiary of the Company for the purchase or construction of the property Mortgaged;

(5)	any Mortgage on any property arising in connection with or to secure all or any part of the cost of the repair, construction, improvement or alteration of such property or any portion thereof;

(6)	any Mortgage on any pipeline, pipeline storage or terminal facility, other pipeline facility, any movable railway, marine or automotive equipment, office building, storage tank, or warehouse facility, any of which is located at or on any such principal property;

(7)	any Mortgage on any equipment or other personal property used in connection with any such principal property;

(8)	any Mortgage on any such principal property arising in connection with the sale of accounts receivable resulting from the sale of refined products or inventory; or

(9)	any renewal of or substitution for any Mortgage permitted under any of the preceding clauses.

Notwithstanding the foregoing restriction contained in this Section 10.05, the Company may and may permit its Subsidiaries to incur liens or grant Mortgages on property covered by the restriction above so long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leasebacks contained in Section 10.06, does not, at the time such lien or Mortgage is granted, exceed fifteen percent (15%) of Consolidated Net Tangible Assets.

SECTION 10.06 Sale and Leaseback of Certain Properties.

The Company will not, nor will it permit any Subsidiary of the Company to, sell or transfer any property capable of refining crude oil which (i) is located in the United States and (ii) is determined to be a principal property by the Board of Directors in its discretion, with the intention of taking back a lease of such property; provided, however, this covenant shall not apply if:

(1)	the lease is between the Company and a Subsidiary or between Subsidiaries;

(2)	the lease is for a temporary period by the end of which it is intended that the use of such property by the lessee will be discontinued;

(3)	the Company or a Subsidiary of the Company could, in accordance with Section 10.05, Mortgage such property without equally and ratably securing the Securities; or

(4)	(A) the Company promptly informs the Trustee of such sale,

(B)	the net proceeds of such sale are at least equal to the fair value (as determined by Board Resolution) of such property and

(C)

the Company shall, and in any such case the Company covenants that it will, within one hundred and eighty (180) days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of debt of the Company, or of a Subsidiary of the Company in the case of property of such Subsidiary, maturing by its terms more than one (1) year after the date on which it was originally incurred (herein called “funded debt”); provided that the amount to be applied to the retirement of funded debt of the Company or of a Subsidiary of the Company shall be reduced by the amount below if, within seventy-five (75) days after such sale, the Company shall deliver to the Trustee an Officers’ Certificate

(i)	stating that on a specified date after such sale the Company or a Subsidiary of the Company, as the case may be, voluntarily retired a specified principal amount of funded debt,

(ii)	stating that such retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision (other than provisions requiring retirement of any funded debt of the Company or a Subsidiary of the Company, as the case may be, under the circumstances referred to in this Section 10.06), and

(iii)	stating the then optional redemption or prepayment price applicable to the funded debt so retired or, if there is no such price applicable, the amount applied by the Company or a Subsidiary of the Company, as the case may be, to the retirement of such funded debt.

In the event of such a sale or transfer, the Company shall deliver to the Trustee the Board Resolution referred to in the parenthetical phrase contained in subclause (4)(B) of this Section 10.06 and an Officers’ Certificate setting forth all material facts under this Section 10.06. For the purposes of this Section 10.06 the term retirement of such funded debt shall include the “in substance defeasance” of such funded debt in accordance with then applicable accounting rules.

SECTION 10.07 Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of such series and except with respect to compliance with any covenant the modification of which would require the consent of the Holder of each Outstanding Security affected thereby pursuant to Section 9.07, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein for the benefit of the Holders of such series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders (which may be obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)), either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 11.01 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

SECTION 11.02 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 11.03 Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination or any integral multiple thereof) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days (or not less than 15 days in the case of convertible Securities) nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)	the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6)	that the redemption is for a sinking fund, if such is the case; and

(7)	if such Securities are convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, the name and address of the conversion or exchange agent, the date on which the right to convert or exchange is terminated and the conversion or exchange rate.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given or caused to be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.05 Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.06 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 11.08 Purchase of Securities.

Unless otherwise specified as contemplated by Section 3.01, the Company and any Affiliate of the Company may at any time purchase or otherwise acquire Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 3.09 shall apply to all Securities so delivered.

ARTICLE XII

SINKING FUNDS

SECTION 12.01 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 12.02 Satisfaction of Sinking Fund Payments with Securities.

The Company

(1)	may deliver Outstanding Securities of a series (other than any Securities previously called for redemption) and

(2)	may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03 Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 15 nor more than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01 Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

SECTION 13.02 Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

(1)	the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due,

(2)	the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03,

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and

(4)	this Article.

Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities.

SECTION 13.03 Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be,

(1)	the Company shall be released from its obligations under Section 8.01(1)(B)(i), Section 10.05, Section 10.06 and any covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities, and

(2)	the occurrence of any event specified in Sections 5.01(3), 5.01(4) (with respect to any of Section 8.01(1)(B)(i), Section 10.05, Section 10.06 and any such covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7)) and 5.01(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 13.04 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

(1)	The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities,

(A)	money in an amount (in such currency, currencies or currency unit or units in which the Securities of such series are payable), or

(B)	in the case of Securities denominated in Dollars, U.S. Government Obligations, or, in the case of Securities denominated in a Foreign Currency, Foreign Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or

(C)	a combination thereof,

in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee in the case of clauses (B) and (C) above, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means:

(x)	any security which is

(i)	a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or

(ii)	an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof; and

(y)	any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)	In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

(A)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(B)	since the date of this instrument, there has been a change in the applicable Federal income tax law,

in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)	In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)	No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(5)	Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(6)	Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(7)	Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 (and any statute successor thereto) unless such trust shall be registered under such Act or exempt from registration thereunder.

(8)	The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 13.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money, U.S. Government Obligations (including the proceeds thereof) and Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations and Foreign Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money, U.S. Government Obligations or Foreign Government Obligations held by it as provided in Section 13.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 13.06 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

MARATHON PETROLEUM CORPORATION

By:	/s/ Janet F. Clark

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie H. Ramos